Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-64008 on Form S-8 of our reports relating to the consolidated financial statements of Cleveland-Cliffs Inc and management’s report on the effectiveness of internal control over financial reporting dated February 17, 2006, appearing in the Annual Report on Form 10-K of Cleveland-Cliffs Inc for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

November 14, 2006